RIDGEWORTH FUNDS

SCHEDULE A

TO THE

SHAREHOLDER SERVICING PLAN

This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and classes) of RidgeWorth Funds:

Fund Name	Class	Maximum Fee

Equity Funds
Aggressive Growth Stock Fund	A Shares	0.40%
Aggressive Growth Stock Fund	I Shares	0.40%
International Equity Fund	A Shares	0.40%
International Equity Fund	I Shares	0.40%
Large Cap Growth Stock Fund	A Shares	0.40%
Large Cap Growth Stock Fund	I Shares	0.40%
Large Cap Value Equity Fund	A Shares	0.40%
Large Cap Value Equity Fund	I Shares	0.40%
Mid-Cap Value Equity Fund	A Shares	0.40%
Mid-Cap Value Equity Fund	I Shares	0.40%
Small Cap Growth Stock Fund	A Shares	0.40%
Small Cap Growth Stock Fund	I Shares	0.40%
Small Cap Value Equity Fund	A Shares	0.40%
Small Cap Value Equity Fund	I Shares	0.40%

Fund Name	Class	Maximum Fee

Fixed Income Funds
Seix Core Bond Fund	A Shares	0.20%
Seix Core Bond Fund	I Shares	0.20%
Seix Corporate Bond Fund	A Shares	0.20%
Seix Corporate Bond Fund	I Shares	0.20%
Seix Floating Rate High Income Fund	A Shares	0.20%
Seix Floating Rate High Income Fund	I Shares	0.20%
Seix Georgia Tax-Exempt Bond Fund	A Shares	0.20%
Seix Georgia Tax-Exempt Bond Fund	I Shares	0.20%
Seix High Grade Municipal Bond Fund	A Shares	0.20%
Seix High Grade Municipal Bond Fund	I Shares	0.20%
Seix High Income Fund	A Shares	0.20%
Seix High Income Fund	I Shares	0.20%
Seix High Yield Fund	A Shares	0.20%
Seix High Yield Fund	I Shares	0.20%
Seix Investment Grade Tax-Exempt Bond Fund	A Shares	0.20%
Seix Investment Grade Tax-Exempt Bond Fund	I Shares	0.20%
Seix Limited Duration Fund	I Shares	0.20%
Seix North Carolina Tax-Exempt Bond Fund	A Shares	0.20%
Seix North Carolina Tax-Exempt Bond Fund	I Shares	0.20%
Seix Short-Term Bond Fund	A Shares	0.20%
Seix Short-Term Bond Fund	I Shares	0.20%
Seix Short-Term Municipal Bond Fund	A Shares	0.20%
Seix Short-Term Municipal Bond Fund	I Shares	0.20%
Seix Total Return Bond Fund	A Shares	0.20%
Seix Total Return Bond Fund	I Shares	0.20%
Seix U.S. Mortgage Fund	A Shares	0.20%
Seix U.S. Mortgage Fund	I Shares	0.20%
Seix U.S. Government Securities Ultra-Short Bond Fund	I Shares	0.20%
Seix Ultra-Short Bond Fund	I Shares	0.20%
Seix Virginia Intermediate Municipal Bond Fund	A Shares	0.20%
Seix Virginia Intermediate Municipal Bond Fund	I Shares	0.20%

Fund Name	Class	Maximum Fee

Allocation Strategies
Aggressive Growth Allocation Strategy	A Shares	0.40%
Aggressive Growth Allocation Strategy	I Shares	0.40%
Conservative Allocation Strategy	A Shares	0.20%
Conservative Allocation Strategy	I Shares	0.20%
Growth Allocation Strategy	A Shares	0.40%
Growth Allocation Strategy	I Shares	0.40%
Moderate Allocation Strategy	A Shares	0.40%
Moderate Allocation Strategy	I Shares	0.40%

Adopted May 14, 2009

Amended August 1, 2009

Amended September 30, 2011

Amended April 10, 2012

Amended May 23, 2013 (incorporating sub-transfer agency fees approved May 24, 2012 and effective August 1, 2012)

Amended August 1, 2014 (removing Short-Term U.S. Treasury Securities Fund)

Amended January 30, 2015 (removing International Equity Index Fund and Select Large Cap Growth Stock Fund)

August 1, 2015 (removing Intermediate Bond Fund and U.S. Government Securities Fund, renaming Limited Term- Federal Mortgage Securities Fund to Seix U.S. Mortgage Fund, and adding Seix to all Fixed Income Funds)